Exhibit 99.3

FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2022

	Flywheel Advanced	QBS System		ProForma Adjustments	Pro Forma Consolidated

ASSETS
CURRENT ASSETS
Cash and equivalents	$-	$336,082		$-	$336,082
Accounts receivable, net of		1,332,953
allowances	-			-	1,332,953
Due from related parties	-	123,054		-	123,054
Prepaid expenses and other current	679	384,772		-	385,451
Income tax refundable	-	31,737		-	31,737
Deferred taxes assets	-	7,719		-	7,719
Total Current Assets	679	2,216,317		-	2,216,996

PROPERTY, PLANT AND EQUIPMENT,	-	9,584		-	9,584
RIGHT-OF-USE ASSETS	-	67,768		-	67,768
GOODWILL	-	-	{b}	2,063,075	2,063,075
TOTAL ASSETS	$679	$2,293,669		$2,063,075	$4,357,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank loans - current portion	$-	$107,489		$-	$107,489
Accounts payable	-	162,417		-	162,417
Accrued expenses and other current	16,879	118,116		-	134,995
Due to related parties	213,762	379,777		-	593,539
Operating leases liabilities	-	22,524		-	22,524
Income tax payable	-	-		-	-
Total current liabilities	230,641	790,323		-	1,020,964

LONG-TERM LIABILITIES
Bank loans	-	564,169		-	564,169
Operating leases liabilities	-	52,184		-	52,184
Total long-term liabilities	-	616,353		-	616,353
Total Liabilities	230,641	1,406,676		-	1,637,317

COMMITMENTS AND CONTINGENCIES	-	-		-	-

STOCKHOLDERS’ EQUITY
Common stock	1,782	13	{a}{c}	881	2,676
Paid in capital	2,534,546	-	{a}{b}	2,949,174	5,483,720
(Accumulated deficit)/Retained earnings (loss)	(2,766,290)	910,868	{c}	(910,868)	(2,766,290)
Accumulated other comprehensive loss	-	(23,888)	{c}	23,888	-
Total Stockholders’ Equity	(229,962)	886,993		2,063,075	2,720,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$679	$2,293,669		$2,063,075	$4,357,423

See accompanying notes to pro forma consolidated financial statements.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

THREE MONTHS ENDED DECEMBER 31, 2022

	Flywheel Advanced	QBS System	Pro Forma Adjustments		Pro Forma Consolidated

REVENUE, NET	$-	$688,188	$-		$688,188
COST OF REVENUE	-	(480,002)	-		(480,002)

GROSS PROFIT	-	208,186	-		208,186

OPERATING EXPENSES
Sales and marketing	-	15,402	-		15,402
General and administrative	25,832	150,936	-		176,768
Depreciation and amortization	-	13,591	-		13,591

Total Operating Expenses	25,832	179,929	-		205,761

OPERATING (LOSS) INCOME	(25,832)	28,257	-		2,425

OTHER INCOME (EXPENSES)
Interest income (expense), net	-	(5,843)	-		(5,843)
Other income	-	7,403	-		7,403

Total Other Income	-	1,560	-		1,560

(LOSS) INCOME BEFORE INCOME TAXES	(25,832)	29,817	-		3,985
Income taxes	-	154	-		154

NET INCOME (LOSS)	(25,832)	29,663	-		3,831

OTHER COMPREHENSIVE LOSS
Foreign currency translation (loss)	-	(6,172)	-		(6,172)

COMPREHENSIVE INCOME (LOSS)	$(25,832)	$23,491	$-		$(2,341)

Net loss per share, basic and diluted	$(0.00)	$(0.00)			$0.00
Weighted average shares outstanding, basic and diluted	17,822,564	8,939,600		{d}	26,762,164

See accompanying notes to pro forma consolidated financial statements.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

	Flywheel Advanced	QBS System	Pro Forma Adjustments		Pro Forma Consolidated

REVENUE, NET	$-	$3,682,142	$-		$3,682,142
COST OF REVENUE	-	(2,765,796)	-		(2,765,796)

GROSS PROFIT	-	916,346	-		916,346

OPERATING EXPENSES
Sales and marketing	-	75,095	-		75,095
General and administrative	204,130	632,468	-		836,598
Provision for credit losses		55,340			55,340
Depreciation and amortization	-	53,566	-		53,566

Total Operating Expenses	204,130	816,469	-		1,020,599

OPERATING (LOSS) INCOME	(204,130)	99,877	-		(104,253)

OTHER INCOME (EXPENSES)
Interest income (expense), net	-	(25,511)	-		(25,511)
Other income	-	147,974	-		147,974

Total Other Income	-	122,463	-		122,463

(LOSS) INCOME BEFORE INCOME TAXES	(204,130)	222,340	-		18,210
Income taxes	-	15,124	-		15,124

NET INCOME (LOSS)	$(204,130)	$207,216	$-		$3,086

OTHER COMPREHENSIVE LOSS
Foreign currency translation (loss)	-	(19,168)	-		(19,168)

COMPREHENSIVE INCOME (LOSS)	$(204,130)	$188,048	$-		$(16,082)
Net loss per share, basic and diluted	$(0.01)	$(0.00)			$0.00
Weighted average shares outstanding, basic and diluted	17,822,564	8,939,600		{d}	26,762,164

See accompanying notes to pro forma consolidated financial statements.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

December 31 and September 30, 2022

Note 1 Introduction

On December 15, 2022, Flywheel Advanced Technology, Inc., a Nevada corporation (the “ Company “or “Flywheel Advanced”), entered into a share exchange agreement (the “Share Exchange Agreement”) with QBS System Limited, a limited company incorporated under the laws of Hong Kong (“QBS System”), and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Shareholder”). Subject to the closing conditions set forth in the Share Exchange Agreement, at closing the Shareholder will transfer and assign to the Company all of the issued and outstanding shares of QBS System for 8,939,600 newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Following the closing of the share exchange, there will be no change in the officers and directors of the Company, and QBS System will continue its business as a wholly owned subsidiary of the Company and the Shareholder shall own 8,939,600 Common Stock, or 33.41% of the then issued and outstanding shares of Common Stock on a fully diluted basis.

The following unaudited pro forma consolidated balance sheets as of December 31, 2022 and the unaudited pro forma consolidated statements of operations for the year ended September 30, 2022 and for the three months ended December 31, 2022 are based on the historical consolidated financial statements of Flywheel Advanced and QBS System and its subsidiary, QBS System Pty Limited as adjusted to give effect to the acquisition of QBS System and its subsidiary by Flywheel Advanced (the “Acquisition” ). The Acquisition was accounted for using the acquisition method of accounting and assuming a purchase price by the issuance of the Company’s common shares of $2,950,068.

Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma consolidated financial statements was allocated to the assets acquired based on their fair values assuming the transaction occurred on December 31, 2022 with respect to the balance sheet and as of October 1, 2021 with respect to the statements of operations for the three months ended December 31, 2022 and the year ended September 30, 2022. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired is recognized as goodwill.

The unaudited pro forma consolidated financial statements do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. The unaudited pro forma consolidated financial statements and the underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the arrangement. The unaudited pro forma consolidated financial statements is provided for illustrative purposes only and may or may not provide an indication of results in the future.

The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with Flywheel Advanced’s historical financial statements for the year ended December 31, 2022 and three months ended December 31, 2022, included in our Annual Report on Form 10-K and Quarter Report on Form 10-Q.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

December 31 and September 30, 2022

Note 2 Basis of Presentation

Flywheel Advanced and QBS System and its subsidiary have different fiscal quarter and year ends. Flywheel Advanced has a fiscal year ending on September 30, however, QBS System and its subsidiary has a fiscal calendar year ending on March 31. Accordingly, the unaudited pro forma consolidated statement of operations for the fiscal year ended September 30, 2022, combines the historical results of (i) Flywheel Advanced for the 12 months ended September 30, 2022, and (ii) QBS System and its subsidiary for the six months October 1, 2021, to March 31, 2022, and six months April 1, 2022, to September 30, 2022. The unaudited pro forma consolidated statement of operations for the three months ended December 31, 2022, combines the historical results of (i) Flywheel Advanced for the three months ended December 31, 2022, and (ii) QBS System and its subsidiary for the three months October 1, 2022, to December 31, 2022. We have used balance sheet at December 31, 2022 for the purpose of preparing the unaudited pro forma consolidated balance sheet as of December 31, 2022.

The unaudited pro forma consolidated balance sheet as of December 31, 2022, and the unaudited pro forma consolidated statements of operations for the year ended September 30, 2022 and for the three months ended December 31, 2022 are based on the historical financial statements of Flywheel Advanced after giving effect to the acquisition of QBS System and its subsidiary (the “Acquisition”) using the acquisition method of accounting. In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in the pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet as of December 31, 2022, is presented as if the Acquisition occurred on December 31, 2022. The unaudited pro forma consolidated statements of operations for the year ended September 30, 2022, and for the three months ended December 31, 2022, are presented as if the Acquisition had taken place on October 1, 2021 and October 1, 2022, respectively.

The unaudited pro forma financial statements for QBS System and its subsidiary are prepared in accordance with US GAAP and translated into USD.

The unaudited pro forma consolidated financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

December 31 and September 30, 2022

Note 3 Purchase Consideration and Allocation

Purchase Consideration

The purchase consideration is approximately $3 million , based on the closing price of Flywheel common stock on Over-the-Counter-Markets of $0.33 on December 31, 2022. The purchase consideration is as follows:

QBS System’s ordinary shares issued and outstanding	100	(1)
Exchange ratio	89,396
Flywheel Advanced shares issued in exchange	8,939,600
Flywheel Advanced closing share price	$0.33	(2)
Purchase consideration paid at closing	$2,950,068

(1)	Represents 100 shares of QBS ordinary shares issued and outstanding as of December 31, 2022.
(2)	Represents the closing price of the Flywheel Advanced’s common stock on the Over-the-Counter- Markets on December 31, 2022.

Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of QBS System and its subsidiary are recorded at their fair values as of the Acquisition Date and added to those of Flywheel Advanced. The purchase price allocation shown below is based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and has been prepared to illustrate the estimated effect of the acquisition. Flywheel Advanced has performed the fair valuation of QBS System and its subsidiary’s assets and liabilities. The fair values are subject to adjustment after the close of the transaction as additional information is obtained.

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FLYWHEEL ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

December 31 and September 30, 2022

The following table sets forth the allocation of the total purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, based on QBS System and its subsidiary’s balance sheet at December 31, 2022, with excess recorded as goodwill:

Purchase consideration	$2,950,068

Cash and equivalents	$336,082
Other current assets	1,880,235
Property and Equipment	9,584
Right-of-use assets	67,768
Total assets acquired	2,293,669

Bank loans	(671,658)
Other liabilities	(735,018)
Total liabilities assumed	(1,406,676)

Fair value of net assets acquired	886,993

Goodwill	$2,063,075

Goodwill is the excess of acquisition consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recorded in the Acquisition is not deductible for tax purposes.

Note 3 Pro Forma Adjustment

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited consolidated financial information:

Adjustments to the unaudited pro forma consolidated balance sheet at December 31, 2022:

{a}	Reflects the issuance of 8,939,600 shares at acquisition of $2,950,068.
{b}	Reflects $2,063,075 of goodwill which is the excess of the purchase price over the fair value of the assets acquired as if the Acquisition occurred on December 31, 2022.
{c}	Represents the write-off of the QBS System and its subsidiary’s book value of equity of $886,980 and issuance of 100 shares of common stock valued at $13.

Adjustments to the unaudited pro forma consolidated statement of operations for the year ended September 30, 2022 and for the three months ended December 31, 2022:

{d}	Addition to basic and diluted weighted average number of shares outstanding to reflect the 8,939,600 common shares issued as part of the Acquisition consideration. The calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the arrangement was outstanding for the entire year as if the Acquisition transaction occurred on October 1, 2021.

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